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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-50513) of America First Tax Exempt Investors, L.P. of our report dated March 26, 1998, on our audits of the financial statements of America First Tax Exempt Mortgage Fund Limited Partnership (the "Partnership") as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


                                   PricewaterhouseCoopers LLP


Omaha, Nebraska
August 27, 1998